                                  EXHIBIT 4.2

                         Form of Specimen Certificate

                         [Form of Specimen Certificate]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED                                                           REGISTERED

NO. 001                                                        Principal Amount

CUSIP No. 26884A AD 5                                               $150,000,000

                       ERP OPERATING LIMITED PARTNERSHIP

                        7.57% Notes due August 15, 2026

     ERP Operating Limited Partnership, an Illinois limited partnership (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars on August 15, 2026 (the "Maturity Date"), and to pay interest thereon from August 13, 1996 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing on February 15, 1997, and on the Maturity Date, at the rate of 7.57% per annum, until payment of said principal sum has been made or duly provided for.

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Record Date" for such payment, which will be the February 1 or August 1 (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not less than five Business Days (as defined below) prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including August 13, 1996, in the case of the initial Interest Payment Date) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date. "Business Day" means any day, other than a Saturday or a Sunday, on which banking institutions in The City of New York are open for business.

     Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds in such coin or currency as at the time of payment is legal tender for the payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:  August 13, 1996

                         ERP OPERATING LIMITED PARTNERSHIP,
                           as Issuer


                         By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
                              not individually but as General Partner

                              By:
                                       --------------------------------------
                                       Douglas Crocker II
                              Its:     President and Chief Executive Officer

                              and By:
                                       ---------------------------------------
                                       David J. Neithercut
                              Its:     Senior Vice President and Chief
                                       Financial Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                        ----------------------------------------
                                        Authorized Officer

                               [REVERSE OF NOTE]

                       ERP OPERATING LIMITED PARTNERSHIP

                        7.57% Notes due August 15, 2026


     This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to (i) an Indenture dated as of October 1, 1994 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), (ii) and an Officers' Certificate dated the date hereof (the "Officers' Certificate"), duly executed by authorized officers of the Issuer, pursuant to Section 301 of the Indenture to which Officers' Certificate and Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This security is one of a series designated as the 7.57% Notes due August 15, 2026 of the Issuer, limited in aggregate principal amount to $150,000,000.

     In case an Event of Default with respect to the 7.57% Notes due August 15, 2026 shall have occurred and be continuing, the principal hereof and Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Issuer shall be obligated to redeem this Note, or any portion of the principal hereof that is an integral multiple of $1,000, at the option of the Holder, on August 15, 2006 (the "Redemption Date") at a Redemption Price equal to 100% of the principal hereof to be redeemed, plus interest accrued to the Redemption Date. To exercise such option, the Holder shall deliver or cause to be delivered to the Issuer, and the Issuer shall receive at its office or agency in the Borough of Manhattan, The City of New York, during the period beginning June 16, 2006 and ending at 5:00 p.m. (New York City time) on July 16, 2006 (or, if July 16, 2006 is not a Business Day, on the next succeeding Business Day), this Note with the form entitled "Option to Require Redemption on August 15, 2006" on the reverse side hereof duly completed. Any such exercise of such option shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this Note for redemption will be determined by the Issuer, whose determination shall be final and binding.

     The Issuer may redeem the Securities, at any time after the Redemption Date, in whole or in part, at the election of the Issuer, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount (as defined in the Officer's Certificate), if any, with respect to such Securities (the "Redemption Price"). Notice of any optional redemption of any Securities will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected,
(i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. Any such consent or waiver by the Holder of this security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this security or such other securities.

     No reference herein to the Indenture and no provision of this security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     This security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of securities of this series of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in The Borough of Manhattan, The City of New York, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this security is registered as the absolute owner of this security (whether or not this security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     The Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

     Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                Option to Require Redemption on August 15, 2006

     The undersigned Holder of this Note hereby irrevocably exercises the
option to require the Issuer to redeem (  ) all (  ) $     ($1,000 or an
integral multiple thereof) of the principal amount hereof on August 15, 2006, and directs the Issuer to make payment of the Redemption Price, and to issue and deliver a new Note or Notes equal in aggregate principal amount to the unredeemed principal amount hereof, if any, to such Holder at such Holder's address as it appears in the Security Register, unless a different name and/or address has been specified below.


Dated:
      --------------------   ---------------------------------------------------
                                               Signature

Payment of the Redemption    Issue new Notes in the principal amounts (each
Price and delivery of new    $1,000 or an integral multiple thereof) specified
Notes, if any (if other      below.  (If no contrary specification is made, a
than to the registered       single new Note equal in principal amount to the
Holder at the address        unredeemed portion of this Note will be issued.)
appearing in the Security
Register), are to be made
as follows:

---------------------------
                  Name
Address:                     Number  Principal Amount

---------------------------  ------  -------------------------------------------

---------------------------  ------  -------------------------------------------

---------------------------  ------  -------------------------------------------

---------------------------  ------  -------------------------------------------
Social Security or other
 identifying number of       ------  -------------------------------------------
  owner of new Note
                             ------  -------------------------------------------